Exhibit 99.1

PENWEST ANNOUNCES OUTCOME OF ENDO’S RECENT FDA MEETING ON NDA FOR OXYMORPHONE ER

Danbury, CT, March 31, 2004

Penwest Pharmaceuticals Co. (NASDAQ: PPCO) today announced that Endo Pharmaceuticals Holdings Inc. has issued a press release reporting on the outcome of its recent meeting with the U.S. Food and Drug Administration (FDA) with respect to oxymorphone ER, a product which Endo jointly developed with Penwest. The purpose of the meeting was to review Endo’s proposed strategy for addressing the questions and issues raised in the approvable letter it received from the FDA in October 2003 in connection with Endo’s New Drug Application (NDA) for oxymorphone ER. As previously reported, the FDA had requested that Endo address certain questions and provide additional clarification and information, including some form of additional clinical trials to further confirm the safety and efficacy of oxymorphone ER.

In its press release, Endo noted that the status of the FDA’s request for additional clinical trials was not resolved. Endo stated that the FDA indicated it needed more time to adequately review Endo’s additional analyses of certain data and committed to respond to Endo as soon as possible. Endo believes this response will be during the second quarter of 2004. Endo believes that it has addressed all other issues raised by the FDA in the approvable letter.

Oxymorphone ER is an oral extended-release opioid analgesic for the treatment of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid therapy for an extended period of time.

Penwest Pharmaceuticals

Penwest develops pharmaceutical products based on innovative oral drug delivery technologies. The foundation of our technology platform is TIMERx®, an extended release delivery system that is adaptable to soluble and insoluble drugs and that is flexible for a variety of controlled release profiles. We have also developed two additional oral drug delivery systems, Geminex® and SyncroDose™. Geminex is a dual drug delivery system that is designed to provide independent release of different active ingredients contained in a drug, and SyncroDose is a drug delivery system that is designed to release the active ingredient of a drug at the desired site and time in the body.

The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause Penwest’s actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include; dependence on collaborators such as Endo to, among other things, sell products for which the

Company receives royalties, file for regulatory approvals, and advance clinical development and commercialization of products; regulatory risks relating to TIMERx drugs in development such as oxymorphone ER, including the timing and outcome of regulatory approval of products and, in the case of oxymorphone ER, risks relating to the ability of Endo to successfully address the requests of the FDA in the approvable letter referred to above and the timing of Endo’s efforts to do so; the ability to enter into additional collaborations; uncertainty of success of collaborations; the timing of clinical trials and whether the results of clinical trials will warrant further clinical trials; actual and potential competition; the need for capital; and other risks as set forth under the caption Certain Factors That May Affect Future Results in Penwest’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2004, which risk factors are incorporated herein by reference. Penwest disclaims any intention or obligation to update any forward-looking statements.

Penwest Contact:
Jennifer L. Good	Caroline Gentile/Jim Fingeroth
Senior Vice President and	Kekst and Company
Chief Financial Officer	212-521-4800
203-796-3701
877-736-937